UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2013

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Mattersight Corporation’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 16, 2013. There were four matters submitted to a vote at the Annual Meeting.

The first matter submitted to a vote was the election of all eight Board of Director Nominees to one-year terms if Proposal #3 to declassify the Board of Directors was approved or, if Proposal #3 was not approved, the election of the three Class II Directors to a three year term expiring at the 2016 Annual Meeting of Stockholders. Proposal #3 was not approved; as a result, the three Class II Directors were re-elected to the Board of Directors for a three year term expiring at the 2016 Annual Meeting of Stockholders, with the following vote:

Director Nominee	For	Withheld	Broker Non-Votes
Philip R. Dur	12,930,020	68,435	3,703,549
Henry J. Feinberg	10,454,960	2,543,495	3,703,549
John C. Staley	12,930,493	67,962	3,703,549

The second matter submitted to a vote was the Board’s proposal to ratify the selection of Grant Thornton LLP as Mattersight’s independent public accountants for the 2013 fiscal year. The votes for the ratification of Grant Thornton LLP were as follows:

Ratification of Independent Public Accountants for 2013	For	Against	Abstain
	16,686,455	13,109	2,440

The third matter submitted to a vote was the Board’s proposal to amend the Company’s Certificate of Incorporation to declassify the Board of Directors. The vote on this proposal was as follows:

Declassify the Board of Directors	For	Against	Abstain	Broker Non-Votes
	12,988,305	2,643	7,507	3,703,549

The fourth matter submitted to a vote was the Board’s proposal to re-approve the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan. The vote on this proposal was as follows:

Re-approve the Terms of Performance-Based Awards under the 1999 SIP	For	Against	Abstain	Broker Non-Votes
	12,467,481	525,885	5,089	3,703,549

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: May 20, 2013	By:	/S/ MARK ISERLOTH
Mark Iserloth
Vice President and Chief Financial Officer